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                                                                Exhibit 99


THE BRAND AMERICA TRUSTS...THE JEWELRY AMERICA WEARS

                                            MICHAEL ANTHONY
                                                MICHAEL ANTHONY JEWELERS, INC.
                                                115 South MacQuesten Pkwy
                                                Mt. Vernon, New York 10550-1724
                                                Phone: (914)-699-0000
                                                Fax: (914)-699-2335

CONTACT: MICHAEL PAOLERCIO
         CHIEF EXECUTIVE OFFICER
         914-699-0000, EXT. 290


FOR IMMEDIATE RELEASE

   MICHAEL ANTHONY JEWELERS, INC. ANNOUNCES ITS INTENTION TO DELIST ITS STOCK
      FROM THE AMERICAN STOCK EXCHANGE AND TO DEREGISTER ITS COMMON STOCK
                   WITH THE SECURITIES AND EXCHANGE COMMISSION

MT. VERNON, NY, JANUARY 13, 2004 - Michael Anthony Jewelers, Inc. (AMEX: MAJ) today announced its intention to delist its common stock from the American Stock Exchange and to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934. The Company has begun the process of filing its request for withdrawal with the American Stock Exchange.

According to Michael Paolercio, the Company's Chief Executive Officer, "After careful consideration, our board of directors has decided to take this action because we believe that the advantages of continuing as a reporting company are far outweighed by the disadvantages."

Mr. Paolercio stated that the board of directors considered a number of factors in making this decision, including the following:

     o the dramatically increased costs, both direct and indirect, associated with the preparation and filing of the Company's periodic reports with the SEC;

     o the expected substantial increase in costs associated with being a public company in light of new regulations promulgated as a result of the Sarbanes-Oxley Act of 2002;

     o    the Company has fewer than 300 registered stockholders; and

     o the lack of analyst coverage and minimal liquidity for the Company's common stock.

Mr. Paolercio said, "Avoiding the additional auditing fees and the additional legal fees as well as the increased costs of complying with the Sarbanes Oxley Act requirements will result in significant savings for the Company. For a company our size, the additional costs cannot be justified. We believe the Company and its shareholders are better off in the long run if the Company's management focuses its attention and resources on implementing the Company's business plan and building long term value."



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Mr. Paolercio indicated that the Company currently intends to issue press releases and periodic financial information available to its stockholders and to hold annual meetings as required by Delaware law.

After delisting, the Company's common stock will no longer trade on the American Stock Exchange. The Company currently expects that its common stock will trade through the Pink Sheets(R), an electronic quotation service for over-the-counter stocks, although no assurance can be given that a broker will make a market in the stock.

Michael Anthony Jewelers is a leading designer, marketer and manufacturer of affordable fine jewelry, whose customers include jewelry chain stores, discount stores, department stores, television shopping networks, catalogue retailers and wholesalers.

                                      # # #


Except for historical information contained herein, the matters set forth in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These uncertainties include delays in making the filings or actions by the AMEX or SEC concerning the filings.






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